Exhibit 99.1

American Cannabis Company Secures AutoPot Order

DENVER, CO / ACCESSWIRE / November 11, 2014 / - American Cannabis Company Inc. (OTCQB: AMMJ), a full service cannabis industry consulting and provider of proprietary products, today announced its Trade Winds division has received an order for the AutoPot automated watering system from a Canadian cannabis grower. Marketed through the Trade Winds group purchasing organization ("GPO"), AutoPot is an innovative, efficient irrigation system designed to optimize cannabis yield while minimizing energy usage. The Company plans to ship a total of 4,150 units of AutoPot's 3.9 gallon model and 100 units of its 6.6 gallon model this month (November 2014) to a Canadian grower.

AutoPot is one of several products distributed by the Company through its Trade Winds GPO to the licensed cannabis industry throughout the US and Canada. Participants in the Trade Winds GPO are licensed or soon-to-be licensed medical cannabis cultivators and dispensaries that require a variety of products and services to create and support their growing businesses. ACC also markets its self-contained grow rooms, Cultivation Cube(TM); its regulatory compliant "exit" packaging, the Satchel(R); its organic, biodynamic growing soil, SoHum(TM), in addition to a variety of other operational supplies and services.

"AutoPot is a market leader in gravity-fed, automated watering systems, which is indicative of the comprehensive line of quality products and services offered through Trade Winds. AutoPot's systems are highly efficient, delivering the exact amount of water needed by the plants and operating on gravity rather than electricity. "This system is ideal for organic commercial scale operations, improving workflow efficiency and eliminating stress from over or under watering." commented Corey Hollister, CEO of American Cannabis Company. "We believe the growth momentum experienced by the cannabis industry has provided a strong foundation for ACC's revenue growth as its sales and customer base have been steadily increasing throughout the year. With the number of new applications raising in currently legalized states, and pending marijuana legalization initiatives in several other states, we believe our company is well positioned to play a leading role in the industry's formation and advancement."

About American Cannabis Company:

American Cannabis Company ("ACC") offers end-to-end solutions to existing and aspiring participants in the cannabis industry. We utilize our industry expertise to provide business planning and market assessment services, assist state licensing procurement, create business infrastructure and operational best practices. Through our two vertically integrated businesses, American Cannabis Consulting and Trade Winds Inc., a group purchasing organization, we support our clients from concept to creation to commercialization.

For more information, please visit: www.americancannabiscompanyinc.com

About AutoPot USA

AutoPot Watering Systems USA, founded May 2012 and based in the United Kingdom, offers a variety of environment friendly, watering irrigation systems designed for the efficient use of water without the need of power to operate. It systems utilize gravity pressure to efficiently deliver the exact amount of water needed by the plant. Unlike conventional irrigation system that waster between 30% - 40% of water and require electricity to operate, AutoPot's systems result in no wastage and require no electricity. For more information, visit www.autopot-usa.com.

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate," "seek," intend," "believe," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based drugs. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

SOURCE: American Cannabis Company Inc.